Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant

Check the appropriate box:
| | Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only(as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HCSB Financial Corp.
                             --------------------
                (Name of Registrant as Specified in Its Charter)

    ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         (5) Total fee paid:


         -----------------------------------------------------------------------

| | Fee paid previously with preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         -----------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         (3)  Filing Party:

         -----------------------------------------------------------------------

         (4)  Date Filed:


         -----------------------------------------------------------------------

                              HCSB FINANCIAL CORP.
                                5201 Broad Street
                           Loris, South Carolina 29569

                    Notice of Annual Meeting of Shareholders



Dear Fellow Shareholder:

         We cordially invite you to attend the 2003 Annual Meeting of Shareholders of HCSB Financial Corp., the holding company for Horry County State Bank. At the meeting, we will report on our performance in 2002 and answer your questions. We are excited about our accomplishments in 2002 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 24, 2003 at 7:00 p.m. at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina for the following purposes:

        1. To elect four members to the Board of Directors; and

        2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 21, 2003 are entitled to attend and vote at the meeting. A complete list of shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                          By order of the Board of Directors


                                            /s/ James R. Clarkson
                                          -------------------------------------
                                          James R. Clarkson
                                          President and Chief Executive Officer


Loris, South Carolina
March 21, 2003

                              HCSB FINANCIAL CORP.
                                5201 Broad Street
                           Loris, South Carolina 29569

                    Proxy Statement For The Annual Meeting of
                    Shareholders to be held on April 24, 2003


         Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.


Voting Information

         The Board set March 21, 2003 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,547,555 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card you appoint B. Kemp Floyd, Jr. and Stacy
L. Stanley as your representatives at the meeting. Mr. Floyd and Mr. Stanley will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Floyd and Mr. Stanley will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Floyd and Mr. Stanley will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 28, 2003.

Proposal No. 1:  Election of Directors

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2004 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2005 Annual Shareholders Meeting. Our directors and their classes are:

   Class I                     Class II                    Class III
   -------                     --------                    ---------

 D. Singleton Bailey       William H. Caines           Johnny C. Allen
 Franklin C. Blanton       James R. Clarkson         Clay D. Brittain, III
  T. Freddie Moore        J. Lavelle Coleman        Russell R. Burgess, Jr.
Carroll D. Padgett, Jr.     Boyd R. Ford, Jr.          Larry G. Floyd
                            Randy B. Hardee           Tommie W. Grainger
                                                      Gwyn G. McCutchen

         Shareholders will elect four nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2006 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

         The Board of Directors recommends that you elect D. Singleton Bailey, Franklin C. Blanton, T. Freddie Moore, and Carroll D. Padgett, Jr.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Floyd and Mr. Stanley will vote your proxy to elect Mr. Bailey, Mr. Blanton, Mr. Moore, and Mr. Padgett. If any of these nominees, is unable or fails to accept nomination or election (which we do not anticipate), Mr. Floyd and Mr. Stanley will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         D. Singleton Bailey, 52, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Bailey is President of Loris Drug Store, Inc., located in Loris, South Carolina, and also President of Noah and Friends, Inc., located in Broadway at the Beach in Myrtle Beach, South Carolina. He received a B.A. degree in Sociology from Wofford College in 1972.

         Franklin C. Blanton, 58, has served as a director of the company since its formation in 1999 and the bank since 1987. Mr.Blanton is President of Blanton Supplies, Inc. in Loris, S.C. and of Blanton Supplies of Little River, Inc., in Little River, S.C. He has served as President of the Independent Builders Supply, Inc. and also as Vice President of the Coastal Carolina University Education Foundation. Mr. Blanton is also a past Chairman of the Horry County Board of Education. Mr. Blanton received a B.S.degree in Business Administration in 1968 from Campbell University.

         T. Freddie Moore, 62, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Moore is President of Gateway Drug Store, Inc., in Loris, S.C. He received his B.S. degree in Pre-Medicine from The Citadel in 1963 and a B.S. degree in Pharmacy in 1966 from The Medical University of South Carolina.

         Carroll D. Padgett, Jr., 55, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Padgett is a practicing attorney at Carroll D. Padgett, Jr., P.A. in Loris, S.C. Mr. Padgett received a B.S. degree in Political Science from the University of Georgia in 1969 and received his Juris Doctorate from the University of South Carolina School of Law in 1972.


Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors is also a director of the subsidiary bank.

         Johnny C. Allen, 56, has served as a director of the company and of the bank since 2002. Mr. Allen has served as the Horry County Treasurer since 1983. He attended the University of South Carolina.

         Clay D. Brittain,III, 48, has served as a director of the company and of the bank since 2002. Mr. Brittain earned his Bachelor degree at Wofford College in 1977 and received his Juris Doctorate from the University of South Carolina Law School in 1980. He is an attorney at Thompson & Henry, P.A. in Myrtle Beach, S.C.

         Glenn R. Bullard, 53, is the Executive Vice President of the company and of the bank. He served as Vice President and Manager of the bank's Little River office from February 1997 through December 1999. Mr. Bullard received his B.S. degree in Business Administration from the University of South Carolina in 1977.

         Russell R. Burgess, Jr., 60, has served as a director of the company since its formation in 1999 and of the bank since 1998. Mr. Burgess is the owner of Aladdin Realty Company and also the owner and broker-in-charge of Burgess Realty & Appraisal Service in North Myrtle Beach, S.C. He is serving his fourth term as a member of the North Myrtle Beach City Council. He also serves on the Board of Directors of Beechwood Golf Club. Mr. Burgess received a B.S. degree in Biology from Campbell University in 1966. Mr. Burgess now serves as Chairman of the Board of Directors of both the company and the bank.

         William H. Caines, 66, has served as a director of the company since its formation in 1999 and of the bank since 1987. He received a B.S. degree in Physical Education from Erskine College in 1962. Mr. Caines is President of Caines Realty & Appraisals, Inc. in Loris, S.C.

         James R. Clarkson, 51, has served as President, Chief Executive Officer and director of the company since its formation in 1999 and of the bank since 1987. He received his B.A. degree in Economics from Clemson University in 1973. Mr. Clarkson serves as a director of the Horry Telephone Cooperative, Inc., The South Carolina Bankers Association, and the Independent Banks of South Carolina.

         J. Lavelle Coleman, 63, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Coleman is President of Tabor City Oil, Inc. in Tabor City, N.C. He attended East Carolina University.

         Larry G. Floyd, 62, has served as director of the company and of the bank since 2002. He attended the University of South Carolina and the Ringling School of Art in Sarasota, Florida. Mr. Floyd is President of Floyd's Insulation, Inc. and Cherry Grove Sales, Inc. in North Myrtle Beach, S.C.

         Boyd R. Ford, Jr., 63, has served as a director of the company since its formation in 1999 and of the bank since 1987. He received his B.S. degree in Business Administration from the University of South Carolina in 1962. Mr. Ford is retired from Ford Fuel Services, Inc. and Ford's Propane Gas, Inc. in Loris, S.C.

         Tommie W. Grainger, 63, has served as a director of the company since its formation in 1999 and of the bank since 1998. He graduated from the Forest Ranger School of the University of Florida in 1959. Mr. Grainger is President of Coastal Timber Co., Inc. in Conway, S.C.

         Michael W. Hambrick, 45, is Vice President and Chief Financial Officer of the company and of the bank and is also the bank's Personnel Officer. He joined the company in November 2001. He received his B.A. degree in Political Science from the University of South Carolina in 1979. He previously worked as a securities broker at First South Carolina Securities, Inc. in Columbia, S.C. and as an account manager with Employer Service Group in Columbia, S.C.

         Randy B. Hardee, 45, has served as a director of the company since its formation in 1999 and of the bank since 1987. He received his B.S. degree in Accounting from Clemson University in 1979. Mr. Hardee is an accounting practitioner and President of Hardee Business Services, P.C. in Loris, S.C. Mr. Hardee presently serves as Vice Chairman and Secretary of the Board of Directors of both the company and the bank.

         Gwyn G. McCutchen, 58, has served as a director of the company since its formation in 1999 and of the bank since 1987. Dr.McCutchen received his B.S. degree in Biology in 1966 from Presbyterian College and his D.D.S.
from the Medical College of Virginia Dentistry in 1970.
Dr. McCutchen is a dentist in Loris, S.C.



Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation paid by our company or its subsidiary bank to our chief executive officer and president for the years ended December 31, 2002, 2001, and 2000. No other executive officers of the company or the bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 2002.

                           Summary Compensation Table

                                                                                   Long Term
                                                                                 Compensation              All Other
                                                                                    Awards              Compensation (1)
                                                                           --------------------------  -----------------
Name and                                      Annual Compensation                 Securities
Principal Position                            --------------------            Underlying Options (#)
------------------                   Year        Salary          Bonus
                                    -----       -------         ------
James R. Clarkson                    2002      $135,000       $ 10,596                --                   $ 14,856
  President and CEO                  2001       125,000          3,604                --                     13,108
                                     2000       120,000          4,800                --                     11,668

(1) Includes employee's life of $381, disability and health insurance benefits of $2,894, profit sharing plan contributions of $5,005, and retirement fund contributions of $5,720.


Director Compensation

         During the year ended December 31, 2002, directors received fees of $500 for attendance at each Board meeting and $100 for attendance at each committee meeting.


                          Security Ownership of Certain
                        Beneficial Owners and Management

General

         The following table shows how much common stock is owned by our directors and executive officers and by owners of more than 5% of the outstanding common stock, as of March 21, 2003. The mailing address for each beneficial owner is care of HCSB Financial Services, Inc., 5201 Broad Street,
Loris, South Carolina, 29569.


                                                  Number of                                Percentage of
Name                                             Shares Owned (1)                          Beneficial Ownership
                                                ----------------                           --------------------
Johnny C. Allen                                           231                                   *
D. Singleton Bailey                                    18,951                                 1.28%
Franklin C. Blanton                                    38,752(2)                              2.63%
Clay D. Brittain, III                                   2,554                                   *
Glenn R. Bullard                                        3,187                                   *
Russell R. Burgess, Jr.                                 1,251                                   *
William H. Caines                                       2,266                                   *
James R. Clarkson                                      10,784                                   *
J. Lavelle Coleman                                      7,275                                   *
Larry G. Floyd                                          4,602                                   *
Boyd R. Ford, Jr.                                      45,626                                 3.09%
Tommie W. Grainger                                     21,000                                   *
Michael W. Hambrick                                       110                                   *
Randy B. Hardee                                        14,287                                   *
Gwyn G. McCutchen                                      13,631                                   *
T. Freddie Moore                                        7,819                                   *
Carroll D. Padgett, Jr.                                12,897                                   *
Executive officers and directors as a                  20,5223                                13.92%
group (19 persons)

-------
*Less than 1%
(1) Includes shares for which the named person:
         o has sole voting and investment power,
         o has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2) The 38,752 shares listed for Mr. Blanton include 15,832 shares held by Blanton Supplies of Little River, Inc., 1,953 shares held by Blanton Supplies of Loris, Inc., and 2,235 shares held by Blanton Family Partnership, each of which Mr. Blanton controls in excess of 10% ownership.

                Meetings and Committees of the Board of Directors

         During the year ended December 31, 2002, the Board of Directors of the company held 11 meetings and the Board of Directors of the bank held 14 meetings. All of the directors of the company and of the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         The Board of Directors of the company serves as the Compensation Committee and as the Nominating Committee. The Board of Directors has appointed an Audit Committee.

         Audit Committee. The Audit Committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory agencies and the bank's internal auditor and determining that all audits and examinations required by law are performed. The Committee reports its findings to the Board of Directors. The Audit Committee also recommends to the Board of Directors the appointment of the independent accounting firm. During 2002, the Audit Committee met two times. The Audit Committee is in the process of adopting a written Audit Committee charter but has not yet done so. The members of the Audit Committee in 2002 were Randy
B. Hardee, Johnny C. Allen, Clay D. Brittain, III, Gwyn G. McCutchen, T. Freddie Moore and Carroll D. Padgett, Jr. Each of these members is considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

         The Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received from the independent auditors the written disclosures and the letters required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the SEC.

         The report of the Audit Committee is included herein at the direction of its members, Mssrs. Hardee, Allen, Brittain,III, McCutchen, Moore, and Padgett, Jr.

Audit Fees

         The aggregate fees billed for professional services rendered by the independent auditors during the company's 2002 fiscal year for the review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on Forms 10-QSB and 10-KSB totaled $31,320.

Financial Information Systems Design and Implementation Fees

         The company did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the company's 2002 fiscal year.


All Other Fees

         The aggregate fees billed for non-audit services rendered by the independent auditors during the company's 2002 fiscal year totaled $15,317. Other non-audit services included an examination of our information technology systems, assistance in preparing our Registration Statement on Form S-2, Mortgage Loan Collateral Verification Procedures required by the Federal Home Loan Bank and tax consulting and planning. The Audit Committee concluded that the provision of these services was compatible with maintaining the principal accountant's independence.


                 Certain Relationships and Related Transactions
           Interests of Management and Others in Certain Transactions

         The company and the bank have banking and other transactions in the ordinary course of business with directors and officers of the company and the bank and their affiliates. It is the company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or the bank. Loans to individual directors and officers must also comply with the bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

               Compliance with the Securities Exchange Act of 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 2002.


Independent Auditor

         The company has selected Elliott Davis, L.L.C., to serve as the independent auditor to the company for the year ending December 31, 2003. We expect a representative from this firm to attend the meeting. He will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions.

         Tourville, Simpson and Caskey, LLP (TSC), which served as our principal independent accountant since December 1987, resigned from such position effective January 2, 2003. TSC's report on the financial statements of the company for each of the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         There were no disagreements between the company and TSC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TSC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     The disclosures required by Item 304 (a) (1) (iv) (B) of Regulation S-B are not applicable.

         Elliott Davis, LLC, certified public accountants, was engaged by the company on January 2, 2003 to audit the financial statements for the year ending December 31, 2002. We did not consult Elliott Davis regarding any of the matters set forth in Item 304 (a) (2) (i) or (ii) of Regulation S-B.


Shareholder Proposals for the 2004 Annual Meeting of Shareholders

         If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2004 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than November 18, 2003. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials.


March 21, 2003

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              HCSB FINANCIAL CORP.
                          To be held on April 24, 2003


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints B. Kemp Floyd, Jr. and Stacy L. Stanley, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of HCSB Financial Corp. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, at 7:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" the proposal to elect the four identified Class I directors to serve on the board of directors each for three-year terms.

1. PROPOSAL to elect the four identified Class I directors to serve for three year terms.

       D. Singleton Bailey
       Franklin C. Blanton
       T. Freddie Moore
       Carroll D. Padgett, Jr.

       |_|   FOR all nominees                   |_|  WITHHOLD AUTHORITY
             listed (except as marked to             to vote for all nominees
             the contrary)

      (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).




                       Dated: --------------------------------- , 2003


---------------------------                      ------------------------------
Signature of Shareholder(s)                      Signature of Shareholder(s)


---------------------------                      ------------------------------
Print name clearly                               Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.